UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2012

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580	54-1956515
(Commission File Number)	(IRS Employer Identification No.)

3901 Stonecroft Boulevard
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 16, 2012, Intersections Inc. (“Intersections”) entered into an amended and restated credit agreement dated November 15, 2012 (the “Credit Agreement”) with Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), Swing Line Lender and L/C Issuer, and the other lenders party thereto from time to time.  The Credit Agreement consists of a revolving credit facility in the principal amount of $30,000,000.  Loans under the revolving credit facility will be available until November 15, 2015 (the “Maturity Date”), unless the facility is otherwise terminated pursuant to the terms of the Credit Agreement.  The revolving facility includes a $10,000,000 sublimit for the issuance of standby letters of credit and a sublimit for swing line loans equal to the lesser of $7,000,000 or the aggregate commitments under the Letter of Credit.  Under the Credit Agreement, principal amounts outstanding under letters of credit and swing line loans count towards the $30,000,000 amount of the revolving facility.  The obligations of Intersections under the Credit Agreement are guaranteed by its subsidiaries CreditComm Services LLC, Intersections Health Services, Inc., Intersections Insurance Services Inc., Captira Analytical, LLC, Net Enforcers, Inc., Intersections Business Services LLC, Intersections Arizona Holdings Inc., Intersections Business Intelligence Services LLC and Intersections Marketing Services Inc.

The Credit Agreement provides that all loans under the revolving credit facility will generally bear interest, for each day a loan is outstanding, at a rate per annum equal to (a)(i) a floating rate equal to the British Bankers Association LIBOR Rate for deposits of lawful money of the United States with a term of one month, as determined and adjusted from time to time by the Administrative Agent, divided by (ii) an amount equal to 1.00 minus the reserve percentage in effect on such day under regulations issued from time to time by the Board of Governors of the Federal Reserve System of the United States for determining the maximum reserve requirement with respect to Eurocurrency funding (the “LIBOR Monthly Floating Rate”), plus (b) an applicable rate per annum (the “Applicable Rate”) ranging from 1.75% to 2.50% and determined based upon the ratio (such ratio, the “Consolidated Leverage Ratio”) of (i) all outstanding liabilities for borrowed money and other interest-bearing liabilities for Intersections and its subsidiaries on a consolidated basis to (ii) EBITDA for Intersections and its subsidiaries on a consolidated basis.  Interest on each of the revolving loans shall be due and payable in arrears on the first business day of each month, and as otherwise described in the Credit Agreement.  Intersections has also agreed to pay to the Administrative Agent a quarterly letter of credit fee for each letter of credit equal to the Applicable Rate multiplied by the daily amount available to be drawn under such letter of credit (the “Letter of Credit Fees”).  A default rate shall apply on all obligations (other than with respect to letters of credit) in the event of default under the Credit Agreement at a rate per annum equal to the sum of the LIBOR Monthly Floating Rate plus 4.50%, and a default rate shall apply on Letters of Credit Fees in the event of a default under the Credit Agreement at a rate per annum equal to the Applicable Rate plus 2.00%.  Intersections has paid an up-front fee of $150,000 in connection with the facilities contemplated by the Credit Agreement and is obligated to pay certain fees based on any available unused borrowing capacity under the Credit Agreement.

Intersections has agreed to repay on the Maturity Date the aggregate principal amount borrowed and outstanding under the revolving credit facility under the Credit Agreement, if any, on such date.  In addition, Intersections has agreed to repay the principal amount of any swing line loan on the earlier of 10 business days after such loan is made and the Maturity Date.

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Voluntary prepayments of the revolving loans and swing line loans under the Credit Agreement are permitted at any time without penalty or premium.  Mandatory prepayments of revolving loans and swing line loans under the Credit Agreement are required if for any reason the aggregate amount outstanding under the revolving credit facility under the Credit Agreement at any time exceeds the aggregate revolving credit commitments then in effect under the Credit Agreement.

The Credit Agreement is secured by substantially all of the assets of Intersections and of its subsidiary-guarantors and a pledge by Intersections of stock and membership interests it holds in any domestic and foreign subsidiaries.

The Credit Agreement contains certain customary covenants, including among other things covenants that limit or restrict the following:  the incurrence of liens; the making of investments; the incurrence of certain indebtedness; mergers, dissolutions, liquidations, or consolidations; acquisitions (other than certain permitted acquisitions); sales of substantially all of Intersections’ or any of its subsidiaries assets; the declaration of certain dividends or distributions; transactions with affiliates (other than guarantors under the Credit Agreement) other than on fair and reasonable terms; and the formation or acquisition of any direct or indirect subsidiary of Intersections (other than a controlled foreign corporation) unless such subsidiary becomes a guarantor.

Intersections is required to maintain compliance with the Consolidated Leverage Ratio and a minimum consolidated fixed charge coverage ratio.

The Credit Agreement also contains customary events of default, including among other things non-payment defaults, covenant defaults, inaccuracy of representations and warranties, cross-defaults to other indebtedness, bankruptcy and insolvency defaults, material judgment defaults, attachment defaults, ERISA defaults and change of control defaults.  The occurrence of an event of default could result in the acceleration of the obligations under the Credit Agreement of Intersections or its subsidiary-guarantors.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the complete terms and conditions of the Credit Agreement which is filed as Exhibit 10.1 to this Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth under Item 1.01 of this current report on Form 8-K are incorporated by reference herein.

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Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1
Amended and Restated Credit Agreement dated November 15, 2012 by and among Intersections Inc., Bank of America, N.A., as Administrative Agent, Swing Line Lender, and L/C Issuer, and the other lenders party thereto from time to time

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 20, 2012

INTERSECTIONS INC.

By:	/s/ John G. Scanlon
Name: John G. Scanlon Title: Executive Vice President and Chief Financial Officer